UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:     June 6, 2006

(Date of earliest event reported)

CIPRICO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-11336	41-1749708
(Commission File No.)	(IRS Employer Identification No.)

17400 Medina Road, Plymouth, MN 55447

(Address of Principal Executive Offices)(Zip Code)

(763) 551-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

On June 6, 2006, Ciprico Inc. entered into a Technology License and Asset Purchase Agreement (“Agreement”) with Broadcom Corporation, a California corporation. This Agreement involves the purchase of assets from Broadcom’s RaidCore business and the cross license of software technology between Ciprico and Broadcom. A copy of the Agreement is attached to this filing as Exhibit 10.1.

Item 3.02            Unregistered Sales of Equity Securities

In connection with the Agreement, Ciprico issued Broadcom a series of Warrants to purchase Ciprico common stock at certain set prices, provided that certain revenue targets are achieved by Ciprico in the future. A copy of the Warrants is attached to this filing.

Item 9.01            Financial Statements and Exhibits

(a)  Financial statements:  None.

(b)  Pro forma financial information:  None.

(c)  Exhibits:

10.1*                          Technology License and Asset Purchase Agreement between Ciprico Inc. and Broadcom Corporation.

10.2               $6.00 - Warrant

10.3               $8.00 - Warrant

10.4               $10.00 - Warrant

99.1               Press Release dated June 7, 2006

*                    A Confidential Treatment Request for certain information in this document has been filed with the Securities and Exchange Commission. The information for which treatment has been sought has been deleted from such exhibit and the deleted text replaced by three asterisks (***).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciprico Inc.

	By	/s/ Monte S. Johnson
Date: June 8, 2006		Monte S. Johnson, Chief Financial Officer (Principal Financial and Accounting Officer)

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SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

EXHIBIT INDEX

to

Form 8-K Current Report

CIPRICO INC.

Exhibit Number	Description
10.1*	Technology License and Asset Purchase Agreement between Ciprico Inc. and Broadcom Corporation
10.2	$6.00 - Warrants
10.3	$8.00 - Warrants
10.4	$10.00 - Warrants
99.1	Press Release dated June 7, 2006

*                    A Confidential Treatment Request for certain information in this document has been filed with the Securities and Exchange Commission. The information for which treatment has been sought has been deleted from such exhibit and the deleted text replaced by three asterisks (***).

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